Exhibit 10.1
Execution Version
BAKER HUGHES INCORPORATED
$750,000,000 3.20% Senior Notes due 2021
PURCHASE AGREEMENT
August 10, 2011
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Purchase Agreement
August 10, 2011
J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
As Representatives of the several
Initial Purchasers listed on Schedule A hereto
c/o J.P. MORGAN SECURITIES LLC
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Baker Hughes Incorporated, a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $750,000,000 aggregate principal amount of the Company’s 3.20% Senior Notes due 2021 (the “Notes”). J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated have agreed to act as representatives of the several Initial Purchasers (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.
     The Notes will be issued pursuant to an indenture, dated as of October 28, 2008 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto to be dated as of the Closing Date (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to an outstanding Blanket Letter of Representations (the “DTC Agreement”) between the Company and the Depositary.
     The Notes will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated August 10, 2011 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Notes. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Disclosure Package Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Disclosure Package Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.
     At or prior to 4:30 p.m. (New York City time on August 10, 2011, the time when sales of the Notes were first made (the “Initial Sale Time”), the following information shall have been prepared (collectively, the “Disclosure Package Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex I hereto.
     Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Notes or the Exchange Notes referred to (and as defined) in the Registration Rights Agreement.
     The Company hereby confirms its agreements with the Initial Purchasers as follows:
     Section 1. Representations and Warranties of the Company
     The Company hereby represents, warrants and covenants to each Initial Purchaser as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:
     a) Preliminary Offering Memorandum, Disclosure Package Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Disclosure Package Information, at the Initial Sale Time, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Notes and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any of the Initial Purchasers through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser through the Representatives consists of the information described as such in Section 9 hereof.
     b) Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the

Offering Memorandum, (iii) the documents listed on Annex I hereto, including a term sheet substantially in the form of Exhibit B hereto, which constitute part of the Disclosure Package Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 3(c). Each such Issuer Written Communication, when taken together with the Disclosure Package Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser through the Representatives consists of the information described as such in Section 9 hereof.
     c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Disclosure Package Information and the Offering Memorandum (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and (ii) when read together with the Disclosure Package Information, at the Initial Sale Time, and when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     d) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum, the Offering Memorandum, and any Issuer Written Information reviewed and consented to by the Representatives and included in Annex I hereto.
     e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     f) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     g) Authorization of the Notes. The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.
     h) The Exchange Notes. On the Closing Date, the Exchange Notes will have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.
     i) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.
     j) Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package Information and the Offering Memorandum.
     k) Accuracy of Statements in Offering Memorandum. The statements in each of the Preliminary Offering Memorandum and the Offering Memorandum under the captions “Description of the Notes” and “Material United States Federal Income Tax Considerations,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.
     l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package Information, subsequent to the respective dates as of which information is given in the Disclosure Package Information, (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

     m) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to (i) the Company’s audited financial statements for the fiscal years ended December 31, 2008, 2009 and 2010 and (ii) the audited financial statements of BJ Services Company for the fiscal years ended September 30, 2007, 2008 and 2009, in each case incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, are independent public accountants with respect to the Company and were independent public accountants with respect to BJ Services Company prior to its acquisition by the Company, as required by the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.
     n) Preparation of the Financial Statements. The financial statements together with the related notes thereto incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The consolidated historical financial statements of BJ Services Company and its subsidiaries incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the consolidated financial position of BJ Services Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto. The selected financial data and the summary financial information included or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum. The pro forma financial information of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information, and complies as to form in all material respects with the applicable requirements of Article 11 of Regulation S-X under the Act. The pro forma adjustments used in such pro forma financial information have been properly applied to the historical amounts in the compilation of that information, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     o) Formation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(10) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate, limited liability company or limited partnership power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package Information and the Offering Memorandum and, in the case of the

Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not have any subsidiary not listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 which is required to be so listed. The subsidiaries listed on Annex II to this Agreement are the only Significant Subsidiaries of the Company.
     p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth or incorporated by reference in the Disclosure Package Information and the Offering Memorandum (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package Information and the Offering Memorandum or upon exercise of outstanding options described in the Disclosure Package Information and the Offering Memorandum, as the case may be).
     q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its charter, by-laws or similar organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated hereby, by the Indenture, by the Disclosure Package Information and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or the Indenture or consummation of the transactions contemplated hereby or thereby, by the Disclosure Package Information or by the Offering Memorandum, except such as have been obtained or made by the Company. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     r) No Material Actions or Proceedings. Except as disclosed in the Disclosure Package Information and the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its subsidiaries, where any such action, suit or proceeding, if determined adversely, could, individually or in the aggregate, result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.
     s) Labor Matters. No material dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could, individually or in the aggregate, result in a Material Adverse Change.
     t) Intellectual Property Rights. Except as set forth in the Disclosure Package Information and the Offering Memorandum, to the Company’s knowledge, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and material to, the conduct of the Company’s and its subsidiaries’ business as now conducted or as proposed in the Disclosure Package Information and the Offering Memorandum to be conducted. Except as set forth in the Disclosure Package Information and the Offering Memorandum or as could not, individually or in the aggregate result in a Material Adverse Change, there is no infringement by third parties of any of the Company’s Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, or (iii) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

     u) All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.
     v) Title to Properties. Except as otherwise disclosed in the Disclosure Package Information and the Offering Memorandum, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package Information and the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.
     w) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except where a default to make such filings or payments would not result in a Material Adverse Change. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.
     x) Company Not an “Investment Company.” The Company has been advised of the Investment Company Act of 1940, as amended, including the rules and regulations of the Commission thereunder (the “Investment Company Act”). The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Offering Memorandum and the Offering Memorandum will not be, required to register as an “investment company” within the meaning of the Investment Company Act.
     y) Insurance. The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.
     z) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
     aa) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Preliminary Offering Memorandum or the Offering Memorandum that have not been described as required.
     bb) No Unlawful Contributions or Other Payments. Except as disclosed in the Disclosure Package Information and the Offering Memorandum, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, in each case of subclauses (i) through (iv), in any material respect. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     cc) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock

Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of common stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
     dd) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     ee) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     ff) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package Information and the Offering Memorandum, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, result in Material Adverse Change; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, result in a Material Adverse Change; (iii) to the best of the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, result in a Material Adverse Change; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.
     gg) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
     hh) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of which the Company or such subsidiary is a member. No “employee benefit plan” that is subject to Title IV of ERISA and that is established or maintained by the Company, its subsidiaries or their ERISA Affiliates, is in “endangered or critical status” or “at-risk status”, or has an “accumulated funding deficiency” or is delinquent in the contribution of any “minimum required contribution” (all as defined in Section 430, 431 or 432 of the Internal Revenue Code). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (ii) Sections 4971 or 4975 of the Internal Revenue Code, (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder or (iv) Section 412(a)(2)(B) of the Internal Revenue Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code.
     ii) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     jj) Company’s Accounting System. The Company and its subsidiaries maintain effective “internal control over financial reporting,” as such term is defined in Rule 13a-15(f) under the Exchange Act.
     kk) Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     ll) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package Information and the Offering Memorandum or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     mm) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     nn) Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be filed or incorporated by reference as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 or Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011 which have not been so filed or incorporated by reference as required under the Exchange Act.
     oo) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Disclosure Package Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.
     pp) Margin Rules. Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Company as described in the Disclosure Package Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     qq) Rule 144A Eligibility. On the Closing Date, the Notes will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
     rr) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.
     ss) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.
     tt) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(c) (including Annex III hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by this Agreement, the Disclosure Package Information and the Offering Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.
     Section 2. Purchase, Sale and Delivery of the Notes.
          a) The Notes. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A at a purchase price of 99.146% of the principal amount of the 3.20% Senior Notes due 2021 payable on the Closing Date.
          b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., Houston time, on August 17, 2011, or such other time and date as the Initial Purchasers and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).
          c) Offering of the Notes. The Company understands that the Initial Purchasers intend to offer the Notes for resale on the terms set forth in the Disclosure Package Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (with respect to itself and each affiliate):
a.	it is a qualified institutional buyer (a “QIB”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

b.	it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

c.	it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes as part of their initial offering except:
i.	within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Notes is aware that such sale is being made in reliance on Rule 144A; or

ii.	in accordance with the restrictions set forth in Annex III hereto.
     Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(d) and 6(e), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (c) above (including Annex III hereto), and each Initial Purchaser hereby consents to such reliance.
     The Company acknowledges and agrees that the Initial Purchasers may offer and sell Notes to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Notes purchased by it to or through any Initial Purchaser, provided that the Initial Purchasers and each affiliate complies with the offering restrictions in this Agreement and the Offering Memorandum.
          d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.
     It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Initial Purchasers have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Initial Purchaser whose funds shall not have been received by the Representatives by the Closing Date for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.
          e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers the Notes at the Closing Date through the facilities of the Depositary, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.
     Section 3. Covenants of the Company.
     The Company covenants and agrees with each Initial Purchaser as follows:
          a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Disclosure Package Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.
          b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Disclosure Package Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the

Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.
          c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.
          d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Disclosure Package Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Notes as a result of which any of the Disclosure Package Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Disclosure Package Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Disclosure Package Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
          e) Disclosure Package Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Disclosure Package Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Disclosure Package Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Disclosure Package Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Disclosure Package Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Disclosure Package Information will comply with law.
          f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Notes (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.
          g) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
          h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package Information and the Offering Memorandum.
          i) Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.
          j) Supplying Information. While the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Notes and prospective purchasers of the Notes designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          k) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the business day following the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).
          l) No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.
          m) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.
          n) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.
          o) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Initial Purchasers and attached as Exhibit B hereto (such term sheet, the “Final Term Sheet”).
          p) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
          q) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.
     The Representatives, on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
     Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Preliminary Offering Memorandum, any other Disclosure Package Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto), and this Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Initial Purchasers, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (vii) any fees payable in connection with the rating of the Notes with the ratings agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, and (ix) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 7, 9 and 10 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.
     Section 5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Notes other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex I or prepared pursuant to Section 3(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.
     Section 6. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
          a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company, one or more letters dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Offering Memorandum.
          b) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, one or more letters dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.
          c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
          (i) there shall not have occurred any Material Adverse Change which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by this Agreement, the Disclosure Package Information and the Offering Memorandum;
          (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 6 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Offering Memorandum; and
          (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
          d) Opinions of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinions of William D. Marsh, Vice President — Legal, Western Hemisphere of the Company, and Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, dated as of such Closing Date, the forms of which are attached as Exhibits A-1 and A-2 hereto, respectively.
          e) Opinion of Counsel for the Initial Purchasers. On the Closing Date, the Representatives shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.
          f) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board or the Chief Executive Officer or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that:

          (i) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
          (ii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
          g) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.
          h) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.
          i) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 7, 9, 10 and 18 shall at all times be effective and shall survive such termination.
     Section 7. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, 11 or 12, or if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     Section 8. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

     Section 9. Indemnification.
     (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Disclosure Package Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Disclosure Package Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Disclosure Package Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering

Memorandum, any of the other Disclosure Package Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information furnished to the Company by any Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Disclosure Package Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the third paragraph, the fourth paragraph, and the first sentence of the fifteenth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers, in each case as set forth on the front cover page of the Offering Memorandum bear to the aggregate initial offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.
     Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the total discounts and commissions received by such Initial Purchaser in connection with the Notes purchased by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective purchase commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each director, officer, employee and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
     Section 11. Default of One or More of the Several Initial Purchasers. If, on the Closing Date, any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase such Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 7, 9, 10 and 18 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Preliminary Offering Memorandum, any of the other Disclosure Package Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
     Section 12. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the Financial Industry Regulatory Authority; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package Information or the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Sections 4 and 7 hereof, and provided further that Sections 4, 7, 9, 10 and 18 shall survive such termination and remain in full force and effect.
     Section 13. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such

Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, investment, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.
     Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the officers or employees of any Initial Purchaser, or any person controlling the Initial Purchaser, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.
     Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Representatives:
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Facsimile: 212-834-6081
Attention: High Grade Syndicate Desk
and
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Facsimile: (704) 264-2522
Attention: High Grade DCM Transaction Management/Legal

with a copy to:
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Facsimile: 713-758-2346
Attention: Stephen M. Gill
     If to the Company:
Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
Facsimile: 713-439-8678
Attention: Walter B. Fowlkes
with a copy to:
Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
Facsimile: 713-439-8472
Attention: Will Marsh
and
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana, 44th Floor
Houston, Texas 77002
Facsimile: 713-236-0822
Attention: Christine B. LaFollette
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Sections 9 and 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.
     Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 18. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.
     Section 19. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Preliminary Offering Memorandum, any of the other Disclosure Package Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto).

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, BAKER HUGHES INCORPORATED
By:	/s/ Chad C. Deaton
	Name:	Chad C. Deaton
	Title:	Chairman of the Board and Chief Executive Officer

Signature Page
Purchase Agreement

     The foregoing Purchase Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.
J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
     Acting as Representatives of the
     several Initial Purchasers named in
     the attached Schedule A.

By:	J.P. Morgan Securities LLC

By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Joseph A. Crowley____
	Name:	Joseph A. Crowley
	Title:	Director

Signature Page
Purchase Agreement

SCHEDULE A

Aggregate
Principal Amount
of 3.20% Senior
Notes due 2021 to
Initial Purchasers	be Purchased

J.P. Morgan Securities LLC	$165,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	125,000,000
HSBC Securities (USA) Inc.	72,500,000
Wells Fargo Securities, LLC	72,500,000
Barclays Capital Inc.	30,000,000
Citigroup Global Markets	30,000,000
Goldman, Sachs & Co.	30,000,000
Mitsubishi UFJ Securities (USA), Inc.	30,000,000
RBS Securities Inc.	30,000,000
UBS Securities LLC	30,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	15,000,000
Commerz Markets LLC	15,000,000
Credit Agricole Securities (USA) Inc.	15,000,000
Deutsche Bank Securities Inc.	15,000,000
DnB NOR Markets, Inc.	15,000,000
RBC Capital Markets, LLC	15,000,000
Standard Chartered Bank	15,000,000
UniCredit Capital Markets LLC	15,000,000
U.S. Bancorp Investments, Inc.	15,000,000

Total	$750,000,000

Sch-A

ANNEX I
Additional Disclosure Package Information
Final Term Sheet dated August 10, 2011

Annex-I

ANNEX II
Significant Subsidiaries

Subsidiary	Jurisdiction

Baker Hughes Canada Company	Nova Scotia
Baker Hughes Canada Holdings B.V.	The Netherlands
Baker Hughes Denmark Aps	Denmark
Baker Hughes (Deutschland) Holdings GmbH	Germany
Baker Hughes EHHC, Inc.	Delaware
Baker Hughes EHO Limited	Bermuda
Baker Hughes Finance Holdings GmbH	Austria
Baker Hughes Finance International S.r.l.	Barbados
Baker Hughes Financing Company	Delaware
Baker Hughes Holdings I B.V.	The Netherlands
Baker Hughes International Branches, Inc.	Delaware
Baker Hughes International Coöperatief U.A.	The Netherlands
Baker Hughes INTEQ GmbH	Germany
Baker Hughes Limited	United Kingdom
Baker Hughes Luxembourg Holdings S.C.A.	Luxembourg
Baker Hughes Luxembourg S.a.r.l.	Luxembourg
Baker Hughes (Nederland) B.V.	The Netherlands
Baker Hughes Nederland Holdings B.V.	The Netherlands
Baker Hughes Norge A/S	Norway
Baker Hughes Oilfield Operations, Inc.	California
Baker Hughes Treasury Services GmbH	Austria
Baker Petrolite Corporation	Delaware
Baker Oilfield Nigeria Limited	Cayman Islands
BH International Holdings C.V.	The Netherlands
BH Nederland 3 C.V	The Netherlands
BJ General Holdings SECS LLC	Luxembourg
BJ Service International, Inc.	Delaware
BJ Services International Sarl	Luxembourg
BJS Holdings 1 SNC	Luxembourg
BJS Holdings 2 SNC	Luxembourg
Oilfield Tool Leasing	United Kingdom
RH Holdings 5 C.V.	The Netherlands
Western Atlas Inc.	Delaware

Annex-II

ANNEX III
Restrictions on Offers and Sales Outside the United States
In connection with offers and sales of Notes outside the United States:
a)	Each Initial Purchaser acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

b)	Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
a.	Such Initial Purchaser has offered and sold the Notes, and will offer and sell the Notes, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

b.	None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

c.	At or prior to the confirmation of sale of any Notes sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Annex-III

d.	Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Company.
Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.
c)	Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
a.	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

b.	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
d)	Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Notes, or possession or distribution of any of the Disclosure Package Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required.

Annex-III

EXHIBIT A-1
[Form of Opinion of Inhouse Counsel]
1.	The Company has been duly incorporated, and each of the Opinion Parties is validly existing and is in good standing under the laws of the jurisdiction of its organization, specified with respect thereto on Schedule A hereto.

2.	The Company has the corporate power to own, lease and operate its properties and conduct its business as described in the Offering Memorandum and the Disclosure Package.

3.	The issued and outstanding shares of common stock or other equity interests of each Specified Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and an Opinion Party is the record owner (except in the case of Baker Hughes International Branches, Inc., which is indirectly owned by an Opinion Party) of all the issued and outstanding shares of common stock or other equity interests of each Specified Subsidiary and owns such stock or interests free and clear of any material security interest, mortgage, pledge, lien, encumbrance or claim (except as described in the Offering Memorandum and the Disclosure Package).

4.	The execution and delivery of the Specified Documents by the Company do not, and the performance by the Company of its obligations under the Specified Documents will not, (a) result in any violation of any order, writ, judgment or decree listed on Schedule B hereto; or (b) breach or result in a default under any Reviewed Agreement.

5.	Except as disclosed in the Offering Memorandum and the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to my knowledge, threatened (i) against or affecting the Company or any of its Significant Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of the Significant Subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or the Significant Subsidiaries, where any such action, suit or proceeding, if determined adversely, could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by the Agreement.

6.	Each of the periodic and current reports on Form 10-K, Form 10-Q or Form 8-K filed by the Company under the Exchange Act and incorporated by reference in the Offering Memorandum (except the financial statements, financial schedules and other financial and accounting data contained or incorporated by reference in such reports, as to which I express no view), at the time such report was filed with the Commission, appeared on its face to comply as to form in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder except that I express no view as to the antifraud provisions of the U.S. Federal securities laws and the rules and regulations promulgated under such provisions.

A-1-1

     Based on the participation of myself or attorneys under my supervision in such conferences and conversations, such review of the Offering Memorandum and other documents specified therein, the participation of those who work under my general supervision or with whom I have discussed the Offering Memorandum in the preparation and review of such documents, the knowledge of the affairs of the Company I have gained as Vice President, Legal — Western Hemisphere of the Company, my understanding of the U.S. Federal securities laws and the experience I have gained in my practice thereunder, I advise you that no information has come to my attention that causes me to believe that (i) the Disclosure Package, as of [__:00][A/P].M. (New York City time) on August [__], 2011 (which you have informed me is a time prior to the time of the first sale of the Securities by any Initial Purchaser) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; or (ii) the Offering Memorandum, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in the case of each of clauses (i) and (ii) above, I do not express any view as to the financial statements, financial schedules and other financial and accounting data contained or incorporated by reference therein.
          The foregoing will be rendered in such counsel’s customary form and subject to such assumptions, exceptions, qualifications and limitations, in each case as shall be reasonably satisfactory to the Representatives.

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EXHIBIT A-2
[Form of Opinion of Counsel for the Company]
1.	The Company has the corporate power to execute and deliver the Specified Documents and to perform its obligations thereunder.
2.	The execution and delivery of the Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly and validly authorized, executed and delivered by the Company.
3.	The execution and delivery of the Securities by the Company has been duly authorized by all necessary corporate action on the part of the Company. The Securities have been duly and validly authorized and executed by the Company and, when issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms. The Securities conform in all material respects as to legal matters to the description thereof under the caption “Description of the Notes” in the Offering Memorandum and the Disclosure Package.
4.	The execution and delivery of the Exchange Securities has been duly authorized by all necessary corporate action on the part of the Company. The Exchange Securities have been duly and validly authorized and, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.	The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Indenture conforms in all material respects as to legal matters to the description thereof under the caption “Description of the Notes” in the Offering Memorandum and the Disclosure Package.
6.	The execution and delivery of the Registration Rights Agreement by the Company has been duly authorized by all necessary corporate action by the Company. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
7.	No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any Included Laws for the due execution and delivery of the Specified Documents by the Company and the sale by the Company of the Securities in accordance with the Agreement, except (i) Filings as have been obtained or made and (ii) Filings under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.
8.	The statements in the Offering Memorandum and the Disclosure Package under the caption “Description of the Notes,” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

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9.	The statements in the Preliminary Offering Memorandum under the caption “Material United States Federal Income Tax Considerations” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize, as of the date of the Preliminary Offering Memorandum, in all material respects, the United States federal tax laws referred to therein, subject to the qualifications and assumptions stated therein.
10.	The execution and delivery of the Specified Documents by the Company do not, and the performance by the Company of its obligations under the Specified Documents will not, result in a violation of (a) the Company’s certificate of incorporation or bylaws or (b) any Included Law.
11.	The Company is not, and immediately after giving effect to the offering and sale of the Securities contemplated by the Agreement and the initial application of the net proceeds from such sale as described in the Disclosure Package and the Offering Memorandum, will not be required to register as an “investment company,” as such term is defined under the 1940 Act.
12.	Assuming for purposes of this paragraph 12 and paragraph 7 above, without independent investigation, (a) that the Notes are sold to the Initial Purchasers, and initially resold by the Initial Purchasers, in accordance with the terms of and in the manner contemplated by the Purchase Agreement and the Offering Memorandum; (b) the accuracy of the representations and warranties of the Company and the Initial Purchasers contained in the Purchase Agreement and in those certain certificates delivered to the Initial Purchasers on the date hereof and compliance with the agreements of the Company and the Initial Purchasers contained in the Purchase Agreement; and (c) the Initial Purchasers’ compliance with the Offering Memorandum and the transfer procedures and restrictions described therein, it is not necessary to register the Securities under the Securities Act, or to qualify an indenture in respect thereof under the Trust Indenture Act, for the offer and sale of the Securities by the Company to the Initial Purchasers or for the offer and resale of the Securities by the Initial Purchasers to qualified institutional buyers (as such term is defined in Rule 144A under the Act) as contemplated by the Purchase Agreement and the Offering Memorandum, it being expressly understood that such counsel expresses no opinion in this paragraph 12 or paragraph 7 above as to any subsequent offer of resale of any of the Securities.
     Based on such counsel’s participation in such conferences and conversations, such counsel’s review of the documents described above, such counsel’s understanding of the U.S. federal securities laws and the experience such counsel has gained in such counsel’s practice thereunder, such counsel advises the Initial Purchaser that no information has come to such counsel’s attention that causes such counsel to believe that (i) the Disclosure Package, as of [__:00][A/P].M. on August [__], 2011 (which you have informed us is a time prior to the time of the first sale of the Securities by any Initial Purchaser) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; or (ii) the Offering Memorandum, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in the case of each of clauses (i) and (ii) above, such counsel does not express any view as to the financial statements, financial schedules and other financial and accounting data contained or incorporated by reference therein.
          The foregoing will be rendered in such counsel’s customary form and subject to such assumptions, exceptions, qualifications and limitations, in each case as shall be reasonably satisfactory to the Representatives.

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EXHIBIT B
FORM OF TERM SHEET
Baker Hughes Incorporated
Pricing Term Sheet
August 10, 2011
3.20% Senior Notes due 2021
The notes have not been registered under the Securities Act. The notes may not be offered or sold in the United States or to U.S. persons, except to qualified institutional buyers in reliance on Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Any sales of the notes outside the United States may only be made in accordance with applicable selling restrictions.
The information in this term sheet supplements Baker Hughes Incorporated’s preliminary offering memorandum dated August 10, 2011 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum.

Issuer	Baker Hughes Incorporated

Format:	144A/Regulation S with Registration Rights

Ranking:	Senior Notes

Trade Date:	August 10, 2011

Settlement Date:	T+5; August 17, 2011

Bookrunners:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated HSBC Securities (USA) Inc. Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Goldman, Sachs & Co. Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc. UBS Securities LLC

Co-Managers:	Banco Bilbao Vizcaya Argentaria, S.A.
Commerz Markets LLC
Credit Agricole Securities (USA) Inc.
Deutsche Bank Securities Inc.
DnB NOR Markets, Inc.
RBC Capital Markets, LLC
Standard Chartered Bank
UniCredit Capital Markets LLC
U.S. Bancorp Investments, Inc.

Title:	3.20% Senior Notes due 2021

Size:	US $750,000,000

B-1

Maturity:	August 15, 2021

Interest Payment Dates:	February 15 and August 15

First Payment Date:	February 15, 2012

Coupon:	3.20%

Price to Public:	99.796%

Gross Proceeds (Before Expenses):	$748,470,000

Benchmark Treasury:	3.125% due May 15, 2021

Benchmark Treasury Price:	108-19

Benchmark Treasury Yield:	2.144%

Spread to Benchmark Treasury:	108 basis points

Yield to Maturity:	3.224%

Optional Redemption:	Redeemable at any time before May 15, 2021 (the date three months prior to the stated maturity of the notes) in an amount equal to the principal amount plus a make-whole premium, using a discount rate of T+15 bps, plus accrued and unpaid interest.

Redeemable at any time on or after May 15, 2021 (the date three months prior to the stated maturity of the notes) in an amount equal to the principal amount plus accrued and unpaid interest.

CUSIP/ISIN:	057224BA4 / US057224BA49 (144A) U05722AF7 / USU05722AF77(Regulation S)
This communication is being distributed only to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. This communication is confidential and is for your information only and is not intended to be used by anyone other than you. The information in this communication does not purport to be a complete description of these securities or the offering. For a complete description, please refer to the offering memorandum dated August 10, 2011 for the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You can request a copy of the offering memorandum for the offering from J.P. Morgan Securities LLC by calling collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling toll-free 1-800-294-1322 or e-mailing a request to dg.prospectus_distribution@baml.com.

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EXHIBIT C
FORM OF REGISTRATION RIGHTS AGREEMENT

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